Exhibit 21

Subsidiaries

Varco International Inc. (US-DE)
Varco U.S. Holdings Inc. (US-DE)
Varco US Finance Inc. (US-DE)
Varco do Brasil Ltda. (Brazil)
Varco Al-Mansoori LLC (UAE-49%)
Varco International Inc. Pte. Ltd. (Singapore)
Varco BJ B.V. (Netherlands)
Varco (Sara) India Pvt. Ltd. (India-60%)
Rig Technology Limited (UK)
Varco (UK) Ltd. (UK)
Varco BJ FSC Inc. (Barbados)
Varco de Venezuela C.A. (Venezuela)
Herramientas Varco SA de CV (Mexico-49%)
XST Holdings, Inc. (US-TX-9.57%) (fka SmarTract, Inc.)
Brandt Interests Inc. (80%-US-DE)
Brandt Energy Environmental LP (1% US-TX)
TVI Holdings LLC (US-DE)
Tubo-FGS LLC (US-DE) Gen. Prtnr. (1%)
Fiber Glass Systems LP (US-TX)
Varco LP (US-DE)
LL TT Ltd (Trinidad)
Servizi Ispettivi Srl (Italy) - 95%
Star Sudamtex SA (50%-Venezuela)
Fiber Glass Systems Holding LLC (US-DE) Ltd. Prtnr. (99%)
Fiber Glass Systems LP (US-TX)
Fiber Glass Systems LP Branch (Kazakhstan)
Varco LP (DE)
Brandt Co de Argentina (Argentina-.1% inactive)
Varco I/P Inc. (US-DE)
Smart Screen Systems Inc. (US-MN)
Varco International do Brasil Equipamentos e Servicos Ltda (Brazil) (fka Tuboscope Vetco do Brasil Equipamentos e Servicos Ltda)
Tuboscope Vetco (Thailand) Ltd. (Thailand)
Varco LP—Moscow Branch
VCR (Panama) Inc. (fka Tuboscope Vetco Services (Panama) Inc.)
Tuboscope Vetco Services (Panama) Inc. -Abu Dhabi branch
Tuboscope Vetco Services (Panama) Inc. -Kuwait branch
Tuboscope Vetco Services (Panama) Inc. -Singapore branch
Tuboscope Vetco (Nigeria) Ltd. (40%-Nigeria)
Vetco Enterprises AG (Switzerland)
Tuboscope Vetco Osterreich GmbH (Austria)
Vetco Saudi Arabia Ltd. (P/S-45%)
Tuboscope Vetco (Deutschland) GmbH (Germany)
Tuboscope Vetco (Deutschland) GmbH (Germany) -Bahrain branch
Tuboscope Vetco (Deutschland) GmbH (Germany) -France branch
Tuboscope Vetco (Deutschland) GmbH (Germany) -Oman branch
Tuboscope Vetco (Deutschland) GmbH (Germany) -Netherlands branch
Tuboscope Vetco (Deutschland) GmbH (Germany) -Egypt branch
Tuboscope Vetco Technology GmbH (Germany)
Tuboscope Vetco Technology GmbH (Germany)-Russia Representative Office
Tuboscope Vetco Technology GmbH (Germany) -Equatorial Guinea branch

Tuboscope Vetco (Brunei) SDN BDH (49%)
Vetco Abu Dhabi (P/S-United Arab Emirates-45%)
Vetco Coating GmbH (Germany)
Tuboscope Vetco de Argentina, S.A. (Argentina)
Tuboscope Vetco Canada Inc. (Canada)
Varco Shearer Inc. (fka Varco Coating Ltd.) (Canada)
V/I Canada Inc. (fka ICO Canada Inc.) (Canada)
Tuboscope Pipeline Services Canada Inc. (Canada)
Tuboscope (Far East) Pte Ltd. (Singapore)
Pesaka Inspection Services SDN.BDH (49%-Malaysia)
Tuboscope Far East Pty Ltd.-Australia branch
Tuboscope and Co., LLC (Oman) (70%-Oman)
Tuboscope Norge AS (Norway)
Varco Norge A/S (Norway)
CTES (P/S US - TX-25%)
Tulsa Equipment Manufacturing Co (US-OK)
Tuboscope Services de Bolivia S.A. (Bolivia)
Brandt Servicios de Petroleros S.A. (Peru)
Varco Canada Limited (Canada)
Wellsite Gas Detection Inc. (Canada)
Tuboscope Pipeline Services Inc. ( 77%-US-TX)
Vetco Pipeline Services Inc. (US-TX)
Vetco Pipeline Services Ltd. (Canada)
Tuboscope Vetco Mexico S.A. de C.V. (Mexico)
Servicios Tubulares TT SA de CV (Mexico) (1%)
Varco L.P. - Brandt Norge (Norway Branch)
MSD de Venezuela C.A. (Venezuela)
Tuboscope Vetco (France) S.A. (France)
Texas Oil Tools Inc. (US-NV)
Tuboscope MECL (Trinidad) Ltd. (50% P/S)
Varco L.P.-Ecuador Branch (Ecuador)
Coil Services (North Sea) Limited (UK) (fka Quality Tubing (UK))
Quality Tubing FSC (Virgin Islands)
Quality Tubing SA (Venezuela)
Tube-Kote Inc. (US-TX)
Church Oil Tools (US-TX)
Tuboscope (Holding US) Inc (US-DE)
Harbin WFOE LLC (China)
Varco (Beijing) Co. Ltd. (WFOE) (China)
FGS Fiber Glass SuZhou Co.Ltd. (China)
Varco UK Acquisitions Ltd. (UK)
Elmar Services Ltd (UK)
Elmar Engineering Ltd. (UK)
Elmar Screens Ltd. (UK)
Elmar Rentals Ltd. (UK)
Elmar Casings Ltd. (UK)
Morinoak International Ltd. (UK)
Tuboscope Holdings Ltd. (UK)
Hydra Rig UK Limited (fka Weston) (UK)
Varco Ltd. (UK)
Tuboscope Vetco (UK) Ltd. (UK)
Environmental Procedures (UK) Ltd. (UK)
Tuboscope Vetco Capital Ltd. (UK)
TVCC-Kazakhstan Branch

Varco CIS (Russia)
Tuboscope Vetco Moscow (Russia)
SSR (International) Ltd. (UK)
The Brandt Company (UK) Ltd.
Pressure Control Engineering Ltd. (UK)
Chargewood Ltd (UK)
Enaco (UK)
Pump Systems Ltd. (UK)
Enaco Mudcat Systems Ltd. (UK)
Mud Rentals Ltd. (UK)
Elmar Services (Middle East) Ltd. (UAE)
Elmar Far East Pty. Ltd. (fka Elmar Services Pty. Ltd.) (Australia)
Tuboscope Pipeline Services Ltd. (UK)
Tuboscope Pipeline Services Inc. (23%-US-TX)
NDT Systems & Services AG (Germany-23.75%)
Linalog Ltd. (UK)
Inspecciones y Pruebas No Destructivas SA de CV (Mexico) 99.9%
Environmental Procedures, Inc. (US-DE)
Advanced Wirecloth Inc. (US-LA)
Tuboscope Mexico SA de CV (Mexico)
Servicios Tubulares TT SA de CV (Mexico) (99%)
Tuboscope Brandt de Colombia Branch (fka EPI Colombia Branch)
Drexel Oilfield Services WLL (49% Dubai, UAE)
Tuboscope Brandt de Venezuela SA (Venezuela)
Brandt Company de Argentina SA (Argentina)
Screen Manufacturing Company Ltd. (Trinidad)
Venwell International Inc. Trinidad branch
Hydra Rig, Inc. (US-DE)
Elmar Far East Pte. Ltd. (Singapore) (fka Eastern Oil Tools)
Servizi Ispettivi SRL (Italy-5%)
Brandt Oilfield Services (M) Sdn Bhd (29% Malaysia)